Exhibit 10.21

LEASE

THIS LEASE (“Lease”) is made on the 19th day of May, 2006 by and between WTA Kifer LLC, a California limited liability company (hereinafter called “Lessor”) and Zoran Corporation, a Delaware corporation (hereinafter called “Lessee”).

IN CONSIDERATION OF THE MUTUAL PROMISES HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.             Premises.  Lessor leases to Lessee, and Lessee leases from Lessor, upon the terms and conditions herein set forth, those certain Premises (“Premises”) situated in the City of Sunnyvale, County of Santa Clara, California, as outlined in Exhibit “A” attached hereto and described as follows: approximately 88,924 rentable square foot building located at 1390 Kifer Road, Sunnyvale, California.  Square footage is calculated from exterior face of the building.  Lessee’s pro-rata share of the building is 100%.  Lessee’s Pro-Rata Share (“Pro-Rata Share”) of the project (the “Project”) is +/- 53.73% based on the rear building of the project being approximately 76,573 rentable square feet (the “Rear Building”).

2.             Term.  The term of this Lease shall be for ten (10) years, commencing October 1, 2006 (“Lease Commencement Date”) and terminating September 30, 2016, subject to Lessee’s right to extend the term pursuant to Section 4 below.

Lessee shall have the one time right to terminate the Lease at the end of the seventh (7th) lease year upon providing nine (9) months’ prior written notice to Lessor.  In the event Lessee exercises its right to terminate, Lessee shall pay to Lessor $895,188 in addition to the unamortized balance of (a) the cost of the tenant improvement allowance set forth in Section 7 and (b) any leasing commissions payable in connection with this Lease amortized at a rate of eight percent (8%) over the ten (10) year term of the Lease.

3.             Rent.  Lessee shall pay to Lessor rent for the Premises in lawful money of the United States of America, as provided for in the schedule below.  Except as set forth herein, Rent shall be paid without deduction or offset, prior notice, or demand, at such place as may be designated from time to time by Lessor.  A deposit of $185,000.00 as a Security Deposit shall be made by Lessee and held by Lessor pursuant to Paragraph 5 of this Lease, and shall be paid upon full execution and delivery of the Lease.  Notwithstanding that the Premises shall consist of approximately 88,924 rentable square feet throughout the term, for purposes of determining Base Rent, the Premises shall be deemed to consist of 75,000 rentable square feet during Months 1 - 12, 80,000 rentable square feet during Months 13 - 18 and 88,924 rentable square feet for the remainder of the Term thereafter for purposes of providing Lessee with a partial rent abatement.

Monthly rent (referred to herein as “Monthly Rent” or “Base Rent”) shall be paid in advance on the first (1st) day of each calendar month as follows:

Period	Per RSF/mo	Monthly Rent
Months 1 - 2 (75,000 RSF)	$1.275	$128,125.00	**
Months 3 -12 (75,000 RSF)	$1.275	$95,625.00

Period	Per RSF/mo	Monthly Rent
Months 13 -18 (80,000 RSF)	$1.326	$106,080.00
Months 19 - 24 (88,924 RSF)	$1.326	$117,913.22
Months 25 — 36 (88,924 RSF)	$1.379	$122,626.19
Months 37 -48 (88,924 RSF)	$1.434	$127,517.01
Months 49 60 (88,924 RSF)	$1.492	$132,674.60
Months 61 72 (88,924 RSF)	$1.551	$137,921.12
Months 73 84 (88,924 RSF)	$1.613	$143,434.41
Months 85 — 96 (88,924 RSF)	$1.678	$149,214.47
Months 97 -108 (88,924 RSF)	$1.745	$155,172.38
Months 109 -120 (88,924 RSF)	$1.815	$161,397.06

** Rent for months 1-2 include $32,500.00 for early termination of Yahoo lease.

Rent for any period during the term hereof which is for less than one (1) full month shall be a pro-rata portion of the monthly rent payment.  Lessee acknowledges that late payment by Lessee to Lessor of rent or any other payment due Lessor will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises.  Therefore, if any installment of rent or other payment due from Lessee is not received by Lessor within ten (10) days following the date it is due and payable, Lessee shall pay to Lessor an additional sum of seven percent (7%) of the overdue amount as a late charge.  Notwithstanding anything contained in this paragraph, if Lessee is delinquent in the payment of Rent and is subject to a late charge, Lessor agrees to waive the late charge if the Rent or Additional Rent due is paid within five (5) days of Lessor’s written notice to Lessee of the delinquent amount owed and provided Lessee has not been delinquent in its payment of Rent or Additional Rent owed under this Lease during the twelve (12) month period preceding the rent delinquency in question, However, Lessor shall only be obligated to notify Lessee once of its intent to assess a late charge in any twelve (12) month period.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee.  Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

All taxes, insurance premiums, Outside Area Charges, late charges, costs and expenses which Lessee is required to pay hereunder, together with all interest and penalties that may accrue thereon in the event of Lessee’s failure to pay such amounts, and all reasonable damages, costs, and attorney’s fees and expenses which Lessor may incur by reason of any default of Lessee or failure on Lessee’s part to comply with the terms of this Lease, shall be deemed to be additional rent (hereinafter, “Additional Rent”), and, in the event of non-payment by Lessee, Lessor shall have all of the rights and remedies with respect thereto as Lessor has for the non-payment of monthly installment of rent.

4.             Option to Extend Term.

A.            Lessee shall have the option to extend the term on all the provisions contained in this Lease for one (1) five (5) year period (“extended term”) at an adjusted rental calculated as provided in Subparagraph B below on the condition that:

(1)                                  Lessee has given to Lessor written notice of exercise of that option (“option notice”) at least fourteen (14) months but no more than fifteen (15) months before expiration of the initial term.

(2)                                  Lessee is not in default in the performance of any of the terms and conditions of the Lease beyond any applicable cure period on the date of giving the option notice, and Lessee is not in default beyond any applicable cure period on the date that the extended term is to commence.

B.            RENT FOR OPTION PERIOD:  The rent during the extended term shall be the then current fair market monthly rent (“Fair Market Rent”) for the Premises as of the commencement date of the extended term.  Lessee shall include with its option notice Lessee’s estimate of Fair Market Rent.  Within fifteen (15) business days of receipt of the option notice, Lessor shall either accept Lessee’s estimate of Fair Market Rent (in which case the parties shall execute a mutually acceptable amendment extending the term of the Lease) or notify Lessee in writing that Lessor disagrees with Lessee’s estimate and propose Lessor’s own estimate of Fair Market Rent.  If Lessor disagrees with Lessee’s estimate, the parties shall negotiate in good faith to promptly resolve their differences.  if the parties cannot agree within thirty (30) from receipt of notice, then the Fair Market Rent shall be determined by commercial real estate brokers as detailed below.  In determining the Fair Market Rent, the parties (and in the absence of their agreement, the brokers) shall determine the Fair Market Rent by taking into consideration the rents being charged at the time such determination is to be made for similar office/R&D space in similar properties in the Sunnyvale area pursuant to leases with terms and provisions substantially similar to those contained in this Lease, taking into account the location, age, and condition of the Building, lease term length, inducements (e.g., improvement allowances, rent concessions, etc.), brokerage commissions and all other relevant factors.  All other terms and conditions contained in the Lease, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the extended term.

If it becomes necessary to determine the Fair Market Rent with the assistance of commercial real estate brokers, all of whom shall have at least five (5) years experience specializing in leasing commercial space located in the vicinity of the Premises and none of whom shall have worked for either Lessor or Lessee in the five (5) year period preceding the commencement date of the extended term, such brokers shall be appointed and shall act in accordance with the following procedures:

1.             If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand a determination by brokers by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of a broker selected by the party demanding a determination (the

“Notifying Party”).  Within ten (10) days following the Notifying Party’s determination demand, the other party (the “Non-Notifying Party”) shall either approve the broker selected by the notifying party or select a second properly qualified broker by giving written notice of the name, address and qualification of said broker to the Notifying Party.  If the Non-Notifying Party fails to select a broker within the ten (10) day period, the broker selected by the Notifying Party shall be deemed selected by both parties and no other broker shall be selected.  If two brokers are selected, they shall select a third appropriately qualified broker.

2.             If only one broker is selected, that broker shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection.

3.             If multiple brokers are selected, the brokers shall meet no later than ten (10) days following the selection of the last brokers.  At such meeting the brokers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the brokers.

4.             If two (2) or more of the brokers agree on the Fair Market Rent for the Premises at the initial meeting, the agreeing brokers shall, in simple letter form executed by the agreeing brokers, notify both Lessor and Lessee of the amount set by such agreement.  If multiple brokers are selected and two (2) brokers are unable to agree on the Fair Market Rent for the Premises, all brokers shall submit to Lessor and Lessee an independent determination of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final broker.  The parties shall then determine the Fair Market Rent for the Premises by averaging the determinations.

5.             The brokers’ determination of Fair Market Rent shall be based on rental for similar office/R&D space in similar properties in the Sunnyvale area pursuant to leases with terms and provisions substantially similar to those contained in this Lease, taking into account the location, age, and condition of the Building, lease term length, inducements (e.g., improvement allowances, rent concessions, etc.), brokerage commissions and all other relevant factors.  In determining Fair Market Rent, the brokers shall take into account the improvements that have been installed in the Premises at Lessor’s expense but shall not consider any improvements or alterations that have been installed in the Premises at Lessee’s expense.

6.             If only one broker is selected, then each party shall pay one-half of the fees and expenses of that broker, If three brokers are selected, each party shall bear the fees and expenses of the broker it selects and one-half of the fees and expenses of the third broker.

7.             If the parties are unable to agree upon the fair market rent within ninety (90) days after Lessor’s receipt of Lessee’s option notice, neither party shall have any obligation to extend the term of the lease.

8.             Neither party shall be bound by any determination of market rent by any third party.

C.            The option to extend shall be personal to Lessee, and shall not be transferable or assignable to any other person or entity other than a person or entity to which this Lease was assigned or to which the Premises were subleased in connection with a Permitted Transfer as provided for in Section 21.  If Lessee has exercised its option to extend, the phrase “Lease term” as used in this Lease shall mean the initial term of the Lease and the extended term.

5.             Security Deposit.  Lessor acknowledges that Lessee has deposited with Lessor a Security Deposit in the sum of One Hundred Eighty-Five Thousand and 00/100 Dollars ($185,000.00) to secure the full and faithful performance by Lessee of each term, covenant, and condition of this Lease.  If Lessee shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on its part to be made or performed or kept under this Lease, Lessor may, but shall not be obligated to and without waiving or releasing Lessee from any obligation under this Lease, use, apply, or retain the whole or any part of said Security Deposit (a) to the extent of any sum due to Lessor; or (b) to compensate Lessor for any loss, damage, attorneys’ fees or expense sustained by Lessor due to Lessee’s default.  In such event, Lessee shall, within five (5) business days of written demand by Lessor, remit to Lessor sufficient funds to restore the Security Deposit to its original sum.  No interest shall accrue on the Security Deposit.  Should Lessee comply with all the terms, covenants, and conditions of this Lease and, at the end of the term of this Lease, leave the Premises in the condition required by this Lease, then said Security Deposit or any balance thereof, less any sums owing to Lessor, shall be returned to Lessee within fifteen (15) days after the termination of this Lease and vacancy of the Premises by Lessee.  Lessor can maintain the Security Deposit separate and apart from Lessor’s general funds, or can co-mingle the Security Deposit with the Lessor’s general and other funds.

6.             Use of the Premises.  The Premises shall be used exclusively for the purpose of general office, computer laboratory, research and development, shipping and receiving.

Lessee shall not use or permit the Premises, or any part thereof, to be used for any purpose or purposes other than the purpose for which the Premises are hereby leased; and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering said building, or any part thereof, nor shall Lessee sell or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies.  Lessee shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Premises are located; nor, without limiting the generality of the foregoing, shall Lessee allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose,

Lessee shall not place any harmful liquids in the drainage system of the Premises or of the building of which the Premises form a part.  No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises outside of the building proper except in trash containers placed inside exterior enclosures designated for that purpose by Lessor, or inside the building proper where designated by Lessor.  No materials, supplies, equipment, finished or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Premises outside of the building proper.

Lessor represents and warrants to Lessee that to the best of its knowledge there are no Toxic or Hazardous materials present on, at or under the Premises, which shall be deemed to include underlying land and groundwater, at the time of Lessee’s occupancy.  Lessor shall be responsible for and indemnify, defend and hold harmless Lessee, its partners, directors, officers, employees, lenders, and successors against all claims, obligations, liabilities, demands, damages, judgments, and costs, including reasonable attorneys’ fees arising from or in connection with any prior Toxic or Hazardous Materials (as defined below) that existed prior to Lessee’s occupancy of the Premises or not caused by Lessee, its agents, employees, invitees or contractors.  This indemnity shall survive the termination of the Lease.  Lessee in turn represents to Lessor that it does not now and will not in the future permit the use or storage on the Premises of Toxic or Hazardous Materials, excluding, however basic janitorial, maintenance and office supplies, and materials commonly used in connection with Lessee’s business as described in paragraph 6 hereof.  For purposes of this Section 6, ‘Toxic or Hazardous Materials” shall mean any product, substance, chemical, material or waste whose presence, nature, quality and/or intensity or existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessee and Lessor to any governmental agency or third party under any applicable statute or common law theory.  “Toxic or Hazardous Materials” shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.

Lessee hereunder shall be responsible for and indemnify, and hold Lessor and its partners, directors, officers, employees, lenders, successors and assigns harmless from all claims, obligations, liabilities, demands, damages, judgments and costs, including reasonable attorneys’ fees arising at any time during or in connection with Lessee’s causing or permitting any Toxic or Hazardous Materials to be brought upon, stored, manufactured, generated, handled, disposed, or used on, under or about the Premises.  Lessee’s and Lessor’s obligations hereunder shall survive the termination of this Lease.

If, at any time during the term of this Lease, Lessor suspects that any Toxic or Hazardous Materials may be present on the Premises, Lessor may order a soils report, or its equivalent, at Lessee’s expense and Lessee shall pay such costs if it is determined that Lessee or Lessee’s agents, employees or contractors released or caused Toxic or Hazardous Materials on or about the Premises.  If any such Toxic or Hazardous Materials are found on or about the Premises and it is determined that Lessee or Lessee’s agents, employees or contractors caused such contamination, Lessor shall consult with Lessee regarding remediation plans and Lessee shall deposit with Lessor, within fifteen (15) days of notice from Lessor to Lessee to do so, the amount necessary to remove the substances and remedy the problem in accordance with applicable law, which Lessor shall use to do the required remediation and shall return to Lessee any unused monies.

Lessee shall abide by all laws, ordinances, and statutes, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to its use and occupancy of the Premises.

7.             Improvements:  Lessee currently occupies the Premises and therefore accepts the Premises in its “AS IS” condition.  However, Lessor shall provide Lessee with a tenant improvement allowance of Five and 00/100 Dollars ($5.00) per rentable square foot, or $444,620.00 total, for mutually agreed upon tenant improvements to be installed by a licensed and insured contractor reasonably acceptable to Lessor (the ‘Tenant improvements”).  in addition, Lessor shall provide Lessee with an allowance of One and 00/100 Dollar ($1.00) per rentable square foot, or $88,924.00 total, to be used for the installation of a generator.  All tenant improvement work shall be competitively bid.  Lessee shall have the right, in its sole discretion, to identify the improvements for which the allowance shall pay.  Lessor will not charge any supervisory, management or other fee, or require union labor in connection with the Tenant Improvements.

8.             Taxes and Assessments.

A.            Lessee shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed, or imposed upon or against Lessee’s fixtures, equipment, furnishings, furniture, appliances, and personal property installed or located on or within the Premises.  Lessee shall cause said fixtures, equipment, furnishings, furniture, appliances, and personal property to be assessed and billed separately from the real property of Lessor.  If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement from Lessor setting forth the taxes applicable to Lessee’s property.

B.            All property taxes or assessments levied or assessed by or hereafter levied or assessed by any governmental authority against the Premises or any portion of such taxes or assessments which becomes due or accrued during the term of this Lease shall be paid by Lessor.  Lessee shall pay to Lessor Lessee’s Pro-Rata Share of such taxes or assessments twenty (20) days after receipt of an invoice therefor.  Lessee’s liability hereunder shall be prorated to reflect the commencement and termination dates of this Lease.  Lessee shall have the right, in good faith, to contest any tax or assessment, provided that Lessee indemnifies Lessor from any loss or liability in connection therewith.  Lessor shall use its best efforts to assist Lessee in its efforts to contest any tax or assessment.  Said right does not preclude Lessee from paying such taxes by the date due.

C.            During the first two (2) years of the Lease term, Lessee shall not be obligated to pay any portion of the increase in property taxes resulting from the sale, refinance or change in ownership of 1390 Kifer Road or any other part of the Project.

9.             Insurance.

A.            Indemnity.  Lessee agrees to indemnify, defend and save Lessor against and hold Lessor harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees) on account of, or arising out of, the condition, use, or occupancy of the Premises by Lessee, its employees, agents or contractors, except to the extent of Lessor’s gross negligence or intentional misconduct.  This Lease is made on the express condition that, except as otherwise provided herein, Lessor shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises, specifically including, without limitation, any liability for injury to the person or property of Lessee, its agents, officers, employees, licensees, and invitees, except to the extent of Lessor’s gross negligence or intentional misconduct.  Notwithstanding anything to the contrary in this Lease, Lessor agrees to indemnify, defend and save Lessee against and hold Lessee harmless from any and all demands, claims, causes of action, judgments, obligations, or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including reasonable attorneys’ fees) on account of, or arising out of, the operation, maintenance or repair of the Project’s common areas or the negligence or willful misconduct of Lessor, its employees, agents, contractors or invitees.

B.            Liability Insurance.  Lessee shall, at its expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance insuring Lessor and Lessee, with cross-liability endorsements, against any liability arising out of the condition, use, or occupancy of the Premises and all areas appurtenant thereto, including parking areas.  Such insurance shall be in an amount satisfactory to Lessor of not less than three million dollars ($3,000,000) for bodily injury or death as a result of one occurrence, and one million dollars ($1,000,000) for damage to property as a result of any one occurrence.  The insurance shall be with an insurance company who carries a financial rating of not less than “A-VII”, as designated in the most current Best’s Insurance Reports.  Prior to possession, Lessee shall deliver to Lessor a certificate of insurance evidencing the existence of the policy which (1) names Lessor as an additional insured, (2) shall not be canceled or altered without thirty (30) days’ prior written notice to Lessor, (3) insures performance of the indemnity set forth in this Section 9(A), and (4) coverage is primary and any coverage by Lessor is in excess thereto.

C.            Lessor’s Insurance.  Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises (which may include earthquake and/or flood insurance), in the amount of the full replacement value thereof.  Lessee shall pay to Lessor its Pro-Rata Share of the cost of said insurance (including deductibles) within twenty (20) days of Lessee’s receipt of Lessor’s invoice demanding such payment.  In no event shall the annual premium for earthquake insurance be more than one and on-half (1-1/2) times the premium for the property insurance.  Lessor shall also carry, on the Project, during the term, Commercial General Liability Insurance with an insurance company who carries a financial rating of not less than “A-VII”, as designated in the most current Best’s Insurance Reports, providing coverage of not less than Five Million Dollars ($5,000,000.00) in combined Bodily Injury and Property Damage Liability.

D.            Waiver of Subrogation.  Notwithstanding anything to the contrary in this Lease, the parties hereto release each other and their respective agents, employees, successors, assigns and sublessees from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under this Lease, without regard to the negligence or willful misconduct of the entity so released.  Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all rights of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy.  If the insurance policy cannot be obtained with the waiver of subrogation, or if the waiver of subrogation is available only at additional cost and the party for whose benefit the waiver is not obtained does not pay the additional cost, then the party obtaining the insurance immediately shall notify the other party of that fact.

10.           Reimbursable Expenses and Utilities.  Lessee shall pay its Pro-Rata Share of all water, gas, light, heat, power, electricity, telephone (for the fire safety system), trash removal, landscaping, sewer charges, and all other services, including normal and customary property management fees capped at 2.5% of the Base Rent (“Management Fee”), supplied to or consumed on the Premises.  .  All capital expenditures shall be amortized over the useful life of the applicable item; as used herein, “capital expenditures” means expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current expense in the year the expenditure is incurred.  In the event that any such services are billed directly to Lessor, then Lessee shall pay Lessor for such expenses within twenty (20) days of Lessee’s receipt of Lessor’s invoice demanding payment.  In the event that utilities to the Premises are interrupted to the Premises for more than three (3) days, Lessee’s Rent shall abate for the time that utilities are down to the extent that insurance proceeds are available to Lessor.

Notwithstanding the foregoing, Reimbursable Expenses and Utilities shall not, however, include:

(A)                              any payments under a ground lease or master lease;

(B)                                the cost of any item reimbursable under the terms of any insurance policy or condemnation proceeds or which would be reimbursable from insurance required to be maintained by Lessor under this Lease provided that such proceeds are actually received.  Lessor will use its best efforts to obtain any such proceeds it is entitled to;

(C)                                marketing and promotional costs, including but not limited to leasing commissions, real estate brokerage commissions, and attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants;

(D)                               costs incurred by Lessor due to any violation of the terms and conditions of any other lease of space or occupancy agreement in the Project (excluding the Premises);

(E)                                 interest, principal, attorneys’ fees, environmental investigations or reports, points, fees and other lender costs and dosing costs on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Project or any part thereof or on any unsecured debt;

(F)                                 Lessor’s general corporate overhead and general and administrative expenses, including costs relating to accounting, payroll, legal and computer services;

(G)                                except for the Management Fee, salaries of officers, executives or other employees of Lessor, any affiliate of Lessor, or partners or affiliates of such partners or affiliates, excluding the hourly rate of Lessor’s maintenance personnel for services provided to the Project or Premises;

(H)                               advertising and promotional expenditures, including but not limited to tenant newsletters and promotional gifts, events or parties for existing or future occupants, and the costs of signs (other than the Buildings’ directory) in or on the Buildings identifying the owner of the buildings or other tenants’ signs and any costs related to the celebration or acknowledgment of Holidays;

(I)                                    electric power or other utility costs for which any other tenant directly contracts with the local public service company;

(J)                                   costs, penalties, fines, or awards and interest incurred from (i) the negligence, or intentional misconduct of Lessor or its agents, or of any other tenant, or any vendors, contractors or providers of materials or services selected, hired or engaged by Lessor or its agents, (ii) Lessor’s violations of law, or (iii) negligence or inability or unwillingness to make payments and/or to file any income tax, other tax or informational returns when due;

(K)                               costs which are paid under any contractor, manufacturer or supplier warranty; .

(L)                                 except to the extent caused by Lessee, its employees, agents or contractors, costs arising from the presence or removal of Hazardous Substances located in the Project, including, without limitation, any costs incurred pursuant to the requirements of any governmental laws, ordinances, regulations or orders relating to health, safety or environmental conditions, including but not limited to regulations concerning asbestos, soil and ground water conditions or contamination regarding Hazardous Substances;

(M)                            costs arising from Lessor’s charitable or political contributions;

(N)                               costs arising from any type of insurance maintained by Lessor which is nor required or allowed to be maintained by Lessor pursuant to Section 9 of this Lease;

(0)                                  the cost of maintaining (excluding routine maintenance costs) of any sculpture, paintings or other objects of art, the costs for sculpture, paintings or other objects of art or the insuring (except if such insurance is part of Lessor’s standard insurance and does not require any additional premium), repair or maintenance thereof;

(P)                                 subject to Section 26, the costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims; litigation or arbitrations pertaining to Lessor and/or the Project

(Q)                               costs incurred in removing and storing the property of former tenants or occupants of the Project;

(R)                                (i) the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club, or child care facility, and (ii) the cost of installing, operating and maintaining any other service operated or supplied by or normally operated or supplied by a third party under an agreement between a third party and a landlord, provided that none of the above are imposed on Lessee;

(S)                                 reserves of any kind, including but not limited to replacement reserves, and reserves for bad debts or lost rent or any similar charge not involving the payment of money to third parties, excluding however impounds for property taxes and/or insurance if required by Lessor’s lender,

(T)                                Lessee’s pro-rata share for expenses in maintaining and repairing the parking lot only shall be approximately 54.73% (based on Lessee receiving 330 parking spaces of the total of 603 spaces in the Project).

Lessor shall maintain at all times during the term of this Lease, at the office of Lessor, complete and accurate books of account and records prepared in accordance with generally accepted accounting principles with respect to Reimbursable Expenses and Utilities and property taxes, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit the Reimbursable Expenses and Utilities and property taxes.  Lessee shall have the right, at its own cost and expense (except as provided below) to audit or inspect Lessor’s records with respect to Reimbursable Expenses and Utilities and property expenses for any Lease year.  Lessee’s right to audit must commence within ninety (90) days from Lessee’s receipt of an invoice from Lessor.  Lessee shall give Lessor not less than thirty (30) days prior written notice of its intention to conduct such audit.  Lessor shall cooperate with Lessee during the course of any such audit, which shall be conducted during normal business hours.  If such audit discloses that the amount paid by Lessee as Reimbursable Expenses and/or Utilities and/or property taxes has been overstated by more than ten percent (10%), then, in addition to immediately repaying such overpayment to Lessee with interest, Lessor shall also pay the reasonable costs by Lessee in connection with such audit.

11.           Repairs and Maintenance.

A.            Subject to provisions of Section 15, Lessor shall keep and maintain in good order, condition and repair the structural elements of the Premises including the roof, roof membrane, paving, floor slab, foundation, exterior walls, landscaping, irrigation and elevators.  Lessor shall make such repairs, replacements, alterations or improvements as Lessor deems reasonably necessary with respect to its obligations above.  Lessee shall pay to Lessor, within twenty (20) days of Lessor’s invoice to Lessee therefore, Lessee’s Pro-Rata Share of such repairs, replacements, alterations or improvements.  In the event that the cost of any replacement or improvement required pursuant to the above obligation exceeds $20,000 per occurrence, the amount in excess of $20,000 shall be amortized over the useful life of such replacements or improvements.  Lessee shall be responsible to pay its pro-rata share of such excess on a monthly basis, as Additional Rent, for as long as the useful life coincides with the lease term.  Notwithstanding the foregoing, if the reason for any repair, replacement, alteration or improvement is caused by Lessee or arises because of a breach of Lessee’s obligations under this Lease, then Lessee shall pay 100% of the costs or expense to remedy the same.

B.            Except as expressly provided in Section 11(A) above, Lessee shall, at its sole cost, keep and maintain the entire Premises and every part thereof, including, without limitation, the windows, window frames, plate glass, glazing, truck doors, doors, all door hardware, interior of the Premises, interior walls and partitions, and electrical, plumbing, lighting, heating, and air conditioning systems in good and sanitary order, condition, and repair.  Lessee shall, at all times during the Lease term and at his expense, have in effect a service contract for the maintenance of the heating, ventilating, and air-conditioning (HVAC) equipment with an HVAC repair and maintenance contractor approved by Lessor which provides for periodic inspection and servicing at least once every three (3) months during the term hereof.  Lessee shall further provide Lessor with a copy of such contract and all periodic service reports.

Should Lessee fail to maintain the Premises or make repairs required of Lessee hereunder within ten (10) days after written notice from Lessor, lessor, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Lessee shall reimburse Lessor as additional rent for the cost of such maintenance or repairs on the next date upon which rent becomes due.

12.           Alterations and Additions.  Lessee shall not make, or suffer to be made, any alterations, improvements, or additions in, on, or about, or to the Premises or any part thereof, except those improvements that are nonstructural in nature and do not affect the building mechanical systems including but not limited to the electrical, plumbing, and HVAC systems without prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, and without a valid building permit issued by the appropriate governmental authority.  In the event of any alteration, addition or improvements to the Premises, Lessee shall provide Lessor notification by submission of plans.  As it pertains to structural alterations or improvements, Lessor retains, at his sole option, the right to retain a General Contractor of his own choosing, provided that said General Contractor is competitive in its costs, to perform all repairs, alterations, improvements, or additions in, on, about, or to said Premises or any part thereof.  As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, improvements, or additions made by Lessee at the termination of this Lease and to restore the Premises to their prior condition, provided that Lessor notifies Lessee of its obligation to do so at the time of providing its consent to such alterations.  Any alteration, addition, or improvement to the Premises shall become the property of Lessor upon installation, and shall remain upon and be surrendered with the Premises at the termination of this Lease.  Alterations and additions which are not to be deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises (except for Lessee’s signage).

Notwithstanding anything to the contrary herein, if, during the term hereof, any alteration, addition, or change of any sort through all or any portion of the Premises or of the building of which the Premises form a part, is required by law, regulation, ordinance, or order of any public agency then if such legal requirement is not imposed because of Lessee’s specific use of the Premises and is not “triggered” by Lessee’s alterations or Lessee’s application for a building permit or any other governmental approval (in which instance Lessee shall be responsible for 100% of the cost of such improvement) and if such legal requirement was not in effect on the Lease Commencement Date, Lessor shall be responsible for constructing such improvement and Lessee shall be responsible for its proportional share of the cost for said improvement, amortized over the useful life of such improvement that coincides with the remaining Lease term including any extensions.

13.           Acceptance of the Premises and Covenant to Surrender.  By entry and taking possession of the Premises pursuant to this Lease, Lessee accepts the Premises as being in good and sanitary order, condition, and repair, and accepts the Premises in their condition existing as of date of such entry.

Lessee agrees on the last day of the term hereof, or on sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises by Lessor or Lessee, unto Lessor in good and sanitary order, condition, and repair, excepting for such wear and tear as would be normal for the period of the Lessee’s occupancy and damage and destruction.  Lessee, on or before the end of the term or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Lessee.  Lessee further agrees that at the end or sooner termination of this Lease, Lessee, at its sole expense, shall have the carpets steamed cleaned, the walls and columns painted, the flooring waxed, any damaged ceiling tiles replaced, the windows cleaned, the drapes cleaned, and any damaged doors replaced if necessary to restore the Premises to its original condition, normal wear and tear excepted.

If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay.

14.           Default.  The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Lessee:

Monetary Default.  Failure by Lessee to make any payment required within ten (10) days following written notice that the same is past due;

Non-Monetary Default.  Failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of thirty (30) days after written notice from Lessor; provided, that if the nature of Lessee’s obligation is such that more than thirty (30) days are required for performance, Lessee shall not be in default if Lessee commences performance within thirty (30) days of Lessor’s written notice and thereafter diligently completes Lessee’s performance within a period of not more than ninety (90) days.

In the event of any breach of this Lease by the Lessee, the Lessor has the option of (1.) removing all persons and property from the Premises and repossessing the Premises, in which case any of the Lessee’s property which the Lessor removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of, Lessee; or (2.) allowing the Lessee to remain in full possession and control of the Premises.  If the Lessor chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of the California Civil Code, Section 1951.2.  In the event of such termination of the Lease, the Lessor may recover from the Lessee: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination, including interest at Bank of America’s Prime Rate plus 2%, (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided, including interest at Bank of America’s Prime Rate plus 2%, (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate the Lessor for all the detriment proximately caused by the Lessee’s failure to perform his obligations under the Lease or which, in the ordinary course of things, would be likely to result therefrom.  ‘The worth at the time of award,” as used in (a) and (b) of this Paragraph, is to be computed by allowing interest at Bank of America’s Prime Rate plus 2%.  “The worth at the time of award,” as used in (c) of this Paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).

If the Lessor chooses not to repossess the Premises, but allows the Lessee to remain in full possession and control of the Premises, then, in accordance with provisions of the California Civil Code, Section 1951.4, the Lessor may treat the Lease as being in full force and effect, and may collect from the Lessee all rents as they become due through the termination date of the Lease, as specified in the Lease.  For the purpose of this paragraph, the following do not constitute a termination of Lessee’s right to possession: (1.) acts of maintenance or preservation, or efforts to relet the property; (2.) the appointment of a receiver on the initiative of the Lessor to protect his interest under this Lease.

If Lessor elects to relet the Premises as provided in this Paragraph, rent that Lessor receives from reletting shall be applied to the payment of: (1.) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2.) all costs, including for maintenance, incurred by Lessor in reletting; (3.) rent due and unpaid under this Lease.  After deducting the payments referred to in this Paragraph, any sum remaining from the rent Lessor receives from reletting shall be held by Lessor and applied in payment of future rent as rent becomes due under this Lease.  In no event shall Lessee be entitled to any excess rent received by Lessor, provided such excess rent shall be applied to all amounts due and owing under this Lease.  If, on the date rent is due under this Lease, the rent received from reletting is less than the rent due on that date, Lessee shall pay to Lessor, in addition to the remaining rent due, all costs, including for maintenance, Lessor incurred in reletting that remain after applying the rent received from the reletting, as provided in this Paragraph.

Lessor, at any time after Lessee commits a default, shall have the right to cure the default at Lessee’s cost, after giving Lessee at least ten (10) days’ written notice of such default.  If

Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time the sum is paid, and if paid at a later date shall bear interest at Bank of America’s Prime Rate plus 2% from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee.  The sum, together with interest on it, shall be additional rent.

Rent not paid when due shall bear interest at Bank of America’s Prime Rate plus 2% from the date due until paid.

15.           Destruction.

A.            Repair of Damage to Premises by Lessor.  If the Premises or any common areas of the Project serving or providing access to the Premises shall be damaged by fire or other casualty, Lessor shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Lessor’s reasonable control, and subject to all other terms of this Section 15, restore the Premises and the common areas of the Project serving or providing access to the Premises.  Such restoration shall be to substantially the same condition of the Project, the Premises, and common areas prior to the casualty, except for modifications required by zoning and building codes and other laws, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired.  Upon the occurrence of any damage to the Premises, Lessor shall repair any injury or damage to the Tenant Improvements and alterations installed in the Premises pursuant to Section 12, and shall return such Tenant Improvements and alterations to their original condition.  In connection with such repairs and replacements, Lessee shall, prior to the commencement of construction, submit to Lessor for Lessor’s review and approval, all plans, specifications and working drawings relating thereto, and Lessor shall select the contractors to perform such improvement work with the input of Lessee.  Lessor shall not be liable for any inconvenience or annoyance to Lessee or its visitors, or injury to Lessee’s business resulting from such damage or the repair thereof, provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Lessee’s occupancy, Lessor shall allow Lessee a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Lessee as a result thereof; provided, however, that if the Premises is damaged such that the remaining portion thereof is not sufficient to allow Lessee to conduct its business operations from such remaining portion and Lessee does not conduct its business operations therefrom, Lessor shall allow Lessee a total abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Lessee as result of the subject damage.

B.            Damage Near End of Term.  In the event that the Premises are destroyed or damaged to any substantial extent (i.e. fifty (50%) or more of the Premises) during the last twelve months of the Lease Term, and Lessee does not exercise an available option to extend the Term (which Extension Option in the event of such substantial damage, notwithstanding the terms of Section 4, must be exercised within ninety (90) of the date of such damage), then notwithstanding anything contained in this Section 15, either Lessor or Lessee shall have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after such damage or destruction, or if the damage has occurred such that Lessee has not yet been obligated to exercise its Extension Option, then within thirty

(30) days following the lapse of Lessee’s ninety (90) day period to exercise its Extension Option, in which event this Lease shall cease and terminate as of the date of such notice, Lessee shall pay the Rent properly apportioned up to such date of damage, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Term.

C.            Uninsured Risks.  If the Premises is damaged as a result of any casualty not covered by Lessor’s insurance required to be maintained pursuant to Section 9 above, and if the cost to Lessor of repair would exceed fifteen percent (15%) of the replacement cost of the Premises, Lessor may within sixty (60) days following the date of such damage commence repair, reconstruction or restoration of the Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect; or within said sixty (60) day period elect not to so repair, reconstruct or restore the Premises, in which event this Lease shall terminate with respect to the Premises effective as of the date of such damage or destruction.  If the cost to Lessor of repair would not exceed fifteen percent (15%) of the replacement cost of the Premises, Lessor shall be obligated to repair such damage as soon as reasonably possible.  In the event Lessor has the right to terminate this Lease, Lessor shall give Lessee written notice of its intention within said sixty (60) day period.  In the event Lessor provides Lessee written notice of Lessor’s intention to terminate the Lease pursuant to the above provision, Lessee shall have the right within sixty (60) days after receipt of such notice to give Lessor written notice of Lessee’s intention to pay for the repair of the portion of said damage in excess of fifteen percent (15%) of the replacement cost of the Premises so damaged, in which event this Lease shall continue in full force and effect; and Lessee shall promptly deposit with Lessor the amount necessary to pay for the repairs of the portion of said damage in excess of fifteen percent (15%) of the replacement cost of the Premises or provide other suitable security for the payment of such costs, and thereafter Lessor shall proceed to make such repairs as soon as reasonably possible.

D.            Lessee’s Right to Terminate.  If Lessor does not elect to terminate this Lease pursuant to Lessor’s termination night as provided above, and the repairs cannot be completed within twenty-four (24) months after the date of damage (as mutually agreed by Lessor and Lessee), Lessee may elect, no earlier than sixty (60) days after the date of the damage and not later than the later of (A) Lessor’s delivery of notice to Lessee that Lessor is not electing to terminate this Lease or (B) ninety (90) days after the date of such damage, to terminate this Lease by written notice to Lessor effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Lessee.  Furthermore, if neither Lessor nor Lessee have terminated this Lease, and the repairs are not actually completed within such twenty-four (24) month period, Lessee shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Lessor (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be earlier than the end of each such month.  Lessee may at any time prior to any Damage Termination Date void any previously delivered Damage Termination Notice.  Notwithstanding the foregoing, if Lessee delivers a Damage Termination Notice to Lessor, then Lessor shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to

Lessee, within five (5) business days of Lessor’s receipt of the Damage Termination Notice, a certificate of Lessor’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date.  If repairs shall be substantially completed prior to the expiration of such thirty day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period.  At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Lessee may request that Lessor inform Lessee of Lessor’s reasonable opinion of the date of completion of the repairs and Lessor shall respond to such request within five (5) business days.

E.             Obligations Upon Termination.  Upon termination of this Lease with respect to one or both Buildings under any provisions of this Section 15, the parties shall be released thereby without further obligations to the other party with respect to the Premises so damaged with the surrender of possession of the Premises to Lessor, except for items which have theretofore accrued and be then unpaid.  In the event of any termination, all proceeds from the fire and extended coverage insurance under Section 9, excluding only proceeds for trade fixtures, merchandise, other personal property, and that portion of such proceeds equal to the unamortized cost of Tenant Improvements paid by Lessee, such amortization to be over the period of the initial term of this Lease, shall be disbursed to Lessor (and in the event that the total insurance proceeds shall be less than the cost of restoring the damaged Premises, Lessee shall be entitled to receive a pro rata share of the unamortized cost of the Tenant Improvements paid by Lessee, such pro rata share to be based upon the proportion that the insurance proceeds paid by the insurer bears to the total cost of restoring the damaged Premises).

16.           Condemnation.  If any part of the Premises or parking areas associated with the Premises shall be taken for any public or quasi-public use, under any statute of by right of eminent domain, or private purchase in lieu thereof, and a part thereof remains, which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after taking such bears to the value of the entire Premises prior to such taking.  Lessor, or Lessee if 30% or more of the Premises is taken, shall have the option to terminate this Lease in the event that such taking causes a reduction in rent payable hereunder by fifty percent (50%) or more.  If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, as reasonably necessary for Lessee’s conduct of its business as contemplated in this Lease, this Lease shall thereupon terminate.  If a part of all of the Premises be taken, all compensation awarded upon such taking shall go to the Lessor, and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the purchase or condemnation of all or a part of the Premises, except that Lessee shall have the right to recover its share of any award or consideration for (1.) moving expenses; (2.) loss or damage to Lessee’s trade fixtures, furnishings, equipment, and other personal property; and (3.) business goodwill and (4.) Tenant Improvements paid for by Lessee.  Each party waives the provisions of the Code of Civil Procedure, Section 1265.130, allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

17.           Free from Liens.  Except for Tenant Improvements which Lessor is responsible, Lessee shall (1.) pay for all labor and services performed for materials used by or furnished to Lessee, or any contractor employed by Lessee with respect to the Premises, and (2.) indemnify, defend, and hold Lessor and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed for materials used by or furnished to Lessee or any contractor employed by Lessee with respect to the Premises, and (3.) give notice to Lessor in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (4.) shall post, on behalf of Lessor, a notice of non-responsibility in accordance with the statutory requirements of the California Civil Code, Section 3904, or any amendment thereof.  In the event an improvement bond with a public agency in connection with the above is required to be posted, Lessee agrees to include Lessor as an additional obligee.

18.           Compliance with Laws.  Subject to Section 12, Lessee shall, at its own cost, comply with and observe all requirements of all municipal, county, state, and federal authority now in force, or which may hereafter be in force, pertaining to the use and occupancy of the Premises.

19.           Subordination.  Lessee agrees that this Lease shall, at the option of Lessor, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the land and building, or land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee or Lessor.  The Lessee shall, at any time hereinafter, on demand, execute any commercially reasonable instruments, releases, or other documents that may be required by any mortgagee, mortgagor, trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security.  If Lessee fails to execute and deliver any such documents or instruments, Lessee irrevocably constitutes and appoints Lessor as Lessee’s special attorney-in-fact to execute and deliver any such documents or instruments.  Any such subordination shall be conditioned upon Lessor obtaining a Non-disturbance Agreement in lender’s standard form.

20.           Abandonment.  Lessee shall not abandon the Premises at any time during the term; and if Lessee shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor; provided, however, that Lessee shall not be deemed to have abandoned the Premises so long as Lessee continues to pay all rents as and when due, and otherwise performs pursuant to the terms and conditions of this Lease.

21.           Assignment and Subletting.

A.            Definitions.  For purposes of this Paragraph 21, the following terms shall be defined as follows:

(i)                                     Sublet.  The term “Sublet” shall mean any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Lessee’s interest in the Lease or in and to all or a portion of the Premises.

(ii)                                  Subrent.  The term “Subrent” shall mean any consideration of any kind received, or to be received, by Lessee from a Sublessee if such sums are related to Lessee’s interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Lessee’s assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Lessee.

(iii)                               Sublessee.  The term “Sublessee” shall mean the person or entity with whom a Sublet agreement is proposed to be or is made.

B.            Lessor’s Consent.  Lessee shall not enter into a Sublet without Lessor’s prior written consent, which consent’ shall not be unreasonably withheld, conditioned or delayed.  Any attempted or purported Sublet without Lessor’s prior written consent shall be void and confer no rights upon any third person and, at Lessor’s election, shall terminate this Lease.  In determining whether or not to consent to a proposed Sublet, Lessor may consider the following factors, among others, all of which shall be deemed reasonable: (i) whether the proposed Sublessee has a net worth sufficient to allow it to meet its obligations under the proposed sublease; (ii) whether the proposed use of the Premises by the proposed Sublessee is consistent with the permitted use for the Premises set forth in Paragraph 6 of this Lease; (iii) whether the rent payable by the Sublessee under the proposed Sublet is set below the current fair market rent for the subleased Premises as a subterfuge to avoid paying Lessor its share of the profit on such transaction; (iv) whether Lessor’s consent will result in a breach of any other lease or agreement to which Lessor is a party affecting the Building; and (v) whether the proposed Sublet requires any non-standard building modifications.  Each Sublessee shall agree in writing, for the benefit of Lessor, to assume, to be bound by, and to perform the terms and conditions and covenants of this Lease to be performed by Lessee.  Notwithstanding anything contained herein, Lessee shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Lessor’s consent to a Sublet unless Lessor specifically grants such release in writing.  Consent by Lessor to any Sublet shall not be deemed a consent to any subsequent Sublet.  Lessee shall reimburse Lessor for all reasonable costs and reasonable attorneys’ fees incurred by Lessor in connection with the evaluation, processing and/or documentation of any requested Sublet, whether or not Lessor’s consent is granted; provided, however such costs and fees shall not exceed Five Thousand Dollars ($5,000.00), Lessor’s reasonable costs shall include the cost of any review or investigation by Lessor of any hazardous or toxic materials which may be used, stored, or disposed of at the Premises by the Sublessee, including fees paid to consultants hired to perform such review or investigation.

C.            Information to be Furnished.  If lessee desires at any time to Sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor.  (i) the name and legal composition of the proposed Sublessee, (ii) the nature of the proposed Sublessee’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; (iv) a statement of all consideration to be paid by the Sublessee in connection with the Sublet; (v) a current financial statement of Lessee; and (vi) such financial information, including financial statements, as Lessor may reasonably request concerning the proposed Sublessee.

D.            Lessor’s Alternatives.  At any time within ten (10) business days after the Lessor’s receipt of the information specified in Section 21.C, Lessor may, by written notice to Lessee, elect: (i) to consent to the Sublet by Lessee; (ii) to refuse its consent to the Sublet, or (iii) elect to terminate this Lease, or in the case of a partial Sublet for the entire remainder of the term, terminate this Lease as to the portion of the Premises proposed to be Sublet, provided, however, Lessor shall not have the right to terminate this Lease in connection with a Permitted Transfer.  if Lessor consents to the Sublet, Lessee may thereafter enter into a valid Sublet of the Premises.  or portion thereof, upon the terms and conditions and.  with the proposed Sublessee set forth in the information furnished by Lessee to Lessor pursuant to Section 21.8., subject, however, at Lessor’s election, to the condition that seventy-five percent (75%) of any excess of the Subrent over the Rent (after deducting Lessee’s brokers’ fees, attorneys’ fees and costs of tenant improvements associated with the Sublet) be required to be paid by Lessee to Lessor, provided, however, Lessee shall not be required to pay such excess in connection with a Permitted Transfer.

E.             Proration.  If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Lessor by dividing the Rent payable by Lessee hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

F.             Exempt Sublets.  Notwithstanding the other provisions of this Section, any reorganization, merger, sale, assignment, transfer or hypothecation of any ownership interest in Lessee, the sale of all or substantially all of the assets of Lessee, the sale of Lessee’s stock to an individual(s) or to the public or the assignment or sublease of the Premises, or any portion thereof, to any subsidiary, parent company or affiliate (collectively, “Permitted Transfers”) shall not be deemed an assignment of this Lease or subletting of the Premises, provided, that such transaction is not a subterfuge by Lessee to avoid its obligations under this Lease and, further, provided that if Lessee exists as an entity after such transaction, it shall remain liable to Lessor for its obligations under this Lease.

22.           Parking Charges.  Lessee agrees to pay upon demand, based on its percent of occupancy of the entire Premises, its pro-rata share of any parking charges, surcharges, or any other cost hereafter levied or assessed by local, state, or federal governmental agencies in connection with the use of the parking facilities serving the Premises, including, without limitation, parking surcharge imposed by or under the authority of the Federal Environmental Protection Agency.  Lessor represents that at the time of Lease execution, there are no such parking charges.  Lessor agrees to use its best efforts to challenge any such parking charges that may arise.  Other than parking charges that may be imposed by a governmental agency, Lessor shall not charge Lessee any fees or charges for parking in the Project.

23.           Insolvency or Bankruptcy.  Either (1.) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (2.) a general assignment by Lessee for the benefit of creditors, or (3.) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee.  Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from

Lessor to Lessee.  This section is to be applied consistent with the applicable state and federal law in effect at the time such event occurs.

24.           Lessor Loan or Sale.  Lessee agrees promptly following request by Lessor to (1.) execute and deliver to Lessor any documents, including estoppel certificates presented to Lessee by Lessor, (a.) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (b.) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, and (c.) evidencing the status of the Lease as may be required either by a lender making a loan to Lessor, to be secured by deed of trust or mortgage covering the Premises, or a purchaser of the Premises from Lessor, and (2.) deliver to Lessor the current financial statements (annual report or 10K) of Lessee.  Lessee’s failure to deliver an estoppel certificate within ten (10) business days following such request shall constitute a default under this Lease and shall be conclusive upon Lessee that this Lease is in full force and effect and has not been modified except as may be represented by Lessor.  Failure of Lessee to deliver the estoppel certificates within the ten (10) business days shall be deemed a breach of this Lease.

25.           Surrender of Lease.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger nor relieve Lessee of any of Lessee’s obligations under this Lease, and shall, at the option of Lessor, terminate all or any existing Subleases or Subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such Subleases or Subtenancies.

26.           Attorneys’ Fees.  If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.

27.           Notices.  All notices to be given to Lessee may be given in writing, personally, or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the said Premises, whether or not Lessee has departed from, abandoned, or vacated the Premises.  Any notice or document required or permitted by this Lease to be given Lessor shall be addressed to Lessor at the address set forth below, or at such other address as it may have theretofore specified by notice delivered in accordance herewith:

LESSOR:	WTA Kifer LLC
900 Welch Road, Suite 10
Palo Alto, California 94304

LESSEE:	Zoran Corporation
1390 Kifer Road
Sunnyvale, CA 94086

28.           Transfer of Security.  If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor shall either deliver the security, as such, to the purchaser of the reversion or return it to Lessee, in the event that the reversion be sold, and thereupon Lessor shall be discharged from any further liability in reference thereto, provided in the event the security is delivered to such purchaser, such purchaser agrees to assume in writing Lessor’s obligations under this Lease.

29.           Waiver.  The waiver by Lessor or Lessee of any breach of any term, covenant, or condition, herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

30.           Holding Over.  Any holding over after the expiration of the term or any extension thereof, with the consent of Lessor, shall be construed to be a tenancy from month-to-month, at a rental of one and one-half (1-1/2) times the previous month’s rental rate per month, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

31.           Covenants, Conditions, and Restrictions.  Not applicable.

32.           Limitation on Lessors Liability.  If Lessor is in default of this Lease, and, as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the interest of Lessor in the Premises, or in the building, other improvements, and land of which the Premises are part, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title, and interest in the Premises or in the building, other improvements, and land of which the Premises are part.  Neither Lessor nor any of the partners comprising the partnership designated as Lessor shall be personally liable for any deficiency.

33.           Disclosure.  Lessor’s listing brokers, Dennis Chamber and Steve Horton of CPS, are minority members of WTA Kifer LLC, the ownership entity of the Project.

34.           Recording of Lease.  Neither party may record this Lease.  However, Lessee shall have the right to record a Memorandum of Lease provided that Lessee removes any such Memorandum of Lease upon Lease expiration.

35.           Signage.  Lessee, at Lessee’s sole cost and expense, shall have the right to display its corporate name and logo on the top of the building in which the Premises are located and in the front of the project entrance.  In addition, Lessee shall have the right to signage (its Pro-Rata Share on the top position) on a monument at the street entrance.  Lessor shall provide the monument for said signage.  All signage shall comply with City of Sunnyvale rules and regulations and must be approved by Lessor, which consent shall not be unreasonably withheld.  Lessee shall be responsible for removing all building signage (excluding the monument signage) and restoring the affected areas at the termination of the Lease.

36.           Use of the Roof.  Lessee shall have the nonexclusive right to use the roof of the Premises at no charge to place and maintain telecommunications antennas, microwave or satellite dishes and other communications equipment.  Such use of the roof shall be subject to receipt of all required government approvals, at Lessee’s sole cost and expense.  The placements of any such antennas or satellite dishes or other communications equipment on the roof, the modifications of the roof to accommodate such equipment, and the installation of any such equipment shall be subject to Lessor’s reasonable prior approval of plans and methods therefor.  Such use of the roof shall not restrict, impair or negate any warranty relating to the roof and Lessee shall be responsible for any and all damage, leakage or extraordinary wear and tear to the roof occurring as a result of such use of the roof.  Installation of such equipment shall be supervised by Lessor and performed in a first class workmanlike manner.  Lessee shall remove any such equipment at the termination of the Lease and repair and restore the affected areas.

Lessee shall not be allowed to rent or lease the roof to third parties.

37.           Option to Purchase.  Lessee shall have a one time right of first offer to purchase the Project (1390 and 1400 Kifer Road).  In the event Lessor decides to sell the Project, Lessor shall notify Lessee of its intent in writing.  If Lessor and Lessee cannot agree on a purchase price and business terms within fifteen (15) calendar days of Lessee’s receipt of Lessor’s notice, then Lessor shall have no further obligation to Lessee and shall have the right to market the building for sale to any third party.

38.           Brokers.  Each party represents and warrants to the other that it has had no dealing with any broker or agent other than Studley and CPS (the “Brokers”), who shall be compensated by Lessor in accordance with a separate agreement between Lessor and the Brokers.  Lessee and Lessor shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease.  The foregoing indemnity shall survive termination or earlier expiration of this Lease.

39.           Miscellaneous.

A.                                   Time is of the essence of this Lease, and of each and all of its provisions.

B.                                     The term “building” shall mean the building in which the Premises are situated.

C.                                     If the building is leased to more than one tenant, then each such tenant, its agents, officers, employees, and invitees, shall have the non-exclusive right (in conjunction with the use of the part of the building leased to such tenant) to make reasonable use of any driveways, sidewalks, and parking areas located on the parcel of land on which the building is situated, except such parking areas as may from time to time be leased for exclusive use by other tenant(s), provided that at all times 330 parking spaces shall be assigned, on a nonexclusive basis, to Lessee.

D.                                    The term “assign” shall include the term “transfer.”

E.                                      The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

F.                                      All parties hereto have equally participated in the preparation of this Lease.

G.                                     The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

H.                                    Lessor has made no representation(s) whatsoever to Lessee (express or implied) except as may be expressly stated in writing in this Lease instrument.

I.                                         This instrument contains all of the agreements and conditions made between the parties hereto, and may not be modified orally or in any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

J.                                        It is understood and agreed that the remedies herein given to Lessor shall be cumulative, and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

K.                                    The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, and administrators, and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

L.                                      This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

M.                                 All exhibits to which reference is made are deemed incorporated into this Lease, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date first above-written.

LESSOR: WTA Kifer LLC		LESSEE: Zoran Corporation

By:		By:
	Carolee White, Trustee WTA Kifer LLC Managing Member		Kan Schneider Senior Vice President, Finance and CFO

By:
Christopher Denten Vice President and General Counsel

Date:		Date:

EXHIBIT A

Site plan to be attached

EXHIBIT B - page 4 (see First Floor Plan page 1)

Tenant Improvement Restoration Summary for 1390 Kifer Road

Lessor retains the right to have the Lessee restore the premises, as noted, at the term of the lease:

Restoration shall include the removal of the Theater and Demo Room finishes and improvements and related use rooms to convert back to the Open Office/Conference Room building standards and shall include but, not be limited to;

1.                                       Removal of all fixed theater seating, floor lighting strips, raised stage platform & steps, projection and display equipment, speakers, screens and curtains.

2.                                       Removal of all walls that block the exterior windows including patching of the portion of walls to remain.

3.                                       Removal of curtain pocket wall (Rm.1008) and related patching to enclose room.

4.                                       Replacement of the building standard white ceiling grid & tiles including the removal of the secondary can and spot lighting system.  Lighting shall be provided with building standard switching.  HVAC grills shall be white.  Fire sprinkler heads and escutcheons shall match the building standard.

5.                                       Removal of all acoustical wall panels, including the patching of wall due to removal.

6.                                       Removal of all display casework and free-standing displays.

The Lessee shall provide all necessary design and permit fees, construction restoration drawings, supervision, and clean-up as required for move-out.  Lessee shall coordinate the complete scope of work with H&S, Inc. property managers and obtain approval from the Lessor, prior to beginning any of the work.

FIRST AMENDMENT TO LEASE AGREEMENT

FIRST AMENDMENT dated as of the 19th day of May, 2006 by and between Wta Kifer LLC (hereinafter called “Lessor”) and Yahoo! Inc. (hereinafter called “Lessee”).

RECITALS

A.            Lessor and Lessee entered into that certain Lease Agreement (hereinafter referred to as the “Lease”) dated the 1st day of March, 1999, covering the Premises situated in the City of Sunnyvale, County of Santa Clara, California: +/- 88,924 square foot building known as 1390 Kifer Road, Sunnyvale, California for a lease term expiring November 30, 2006.

Lessee subsequently entered into that certain Sublease Agreement (hereinafter referred to as the “Sublease Agreement”) dated the 18th day of June, 2001 by and between Yahoo! Inc. and Oak Technology, Inc. (predecessor-in-interest to Zoran Corporation (“Sublessee”)).

B.            Lessor and Lessee desire to amend the Lease for the purpose of mutual cancellation of the Lease as of September 30th, 2006 (“Early Termination Date”).

NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, Lessor and Lessee hereby agree as follows:

1.             The Lease shall be terminated and the Premises surrendered as of the Early Termination Date pursuant to the following terms and conditions:

a.                                       All Rent and operating expenses shall be paid by Lessee through the Early Termination Date.

b.                                      Lessee shall have no obligation to remove any alterations pursuant to Section 12 of the Lease.

c.                                       Lessor shall pay to Lessee, on or before September 30, 2006, $65,000 as a termination fee and not as a penalty.

2.             Pursuant to Section 8 (Termination of Master Lease) of the Sublease Agreement, Lessor, Lessee and Sublessee acknowledge and agree the Sublease Agreement shall also be terminated effective as of September 30, 2006.

3.             Provided that the provisions contained in Sections 1 and 2 above are satisfied, the Lease and Sublease Agreement shall be terminated as of the Early Termination Date.

4.             Except for the obligations which survive the expiration of the term of the Lease and the obligations set forth in this First Amendment to Lease Agreement, Lessor and Lessee, effective as of the Early Termination Date, do hereby mutually release each other, their respective heirs, personal representatives, successors and assigns of and from all claims, demands, actions and causes of actions of every kind and nature whatsoever arising out of the Lease.

Except as modified herein, all other terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the day and year first above written.

WTA Kifer LLC (“Lessor”)	YAHOO! INC. (“Lessee”)

By:	By:
Carolee White, Trustee Managing Member

Date:	Date:

Acknowledged and Agreed to by:

ZORAN CORPORATION (“Sublessee”)

By:
Karl Schneider, Senior Vice President, Finance and CFO

Date:

2